Exhibit 99.1

OCONEE FEDERAL FINANCIAL CORP. ANNOUNCES THREE AND NINE MONTH FINANCIAL RESULTS

Seneca, South Carolina (May 1, 2013) — Oconee Federal Financial Corp. (Nasdaq: OFED) (the “Company”), the holding company for Oconee Federal Savings and Loan Association (the “Association”), announced today net income of $850,000 or $0.14 per diluted share for the three months ended March 31, 2013, compared to net income of $948,000, or $0.16 per diluted share, for the three months ended March 31, 2012.  The Company had net income of $3.0 million, or $0.48 per diluted share, for the nine months ended March 31, 2012, compared to net income of $2.8 million, or $0.46 per diluted share for the same period in 2012.

2013 Three and Nine Months Ended Highlights:

•                  Continued strong earnings amidst a challenging economy and low interest rates

•                  Continued strong asset quality as evidenced by decreased levels of nonperforming loans to total loans and nonperforming assets to total assets

•                  Decreases in our provision for real estate owned and other related expenses of $188,000 and $471,000 for the three and nine months ended March 31, 2013, respectively

•                  Three quarterly dividends of $.10 per share of common stock paid during the nine months ended March 31, 2013

•                  Repurchased 189,350 shares of common stock during the three months ended March 31, 2013, which brought the total shares of common stock repurchased to 352,550 during the nine months ended March 31, 2013

“We continue to experience favorable interest rate spreads and margins despite the low interest rate environment, and we are able to achieve strong earnings by managing our overhead costs effectively,” stated T. Rhett Evatt, President and Chief Executive Officer. “Our core business line remains unchanged with 92% of total gross loans made up of one-to-four family real estate loans.  We continue to adhere to conservative lending practices, which account for our strong asset quality metrics, and we continue to strive to provide the best banking services to customers in our market area.”

Results of Operations

Interest income decreased to $3.5 million for the three months ended March 31, 2013 from $3.8 million for the three months ended March 31, 2012.  The decrease was primarily the result of a decrease in the average yield on interest earning assets to 3.78% for the three months ended March 31, 2013 from 4.13% for the three months ended March 31, 2012 and a decrease in the average balance of our interest-earning assets of $1.5 million to $364.7 million for the three months ended March 31, 2013 from $366.2 million for the three months ended March 31, 2012.  Interest expense decreased to $513,000 for the three months ended March 31, 2013 from $747,000 for the three months ended March 31, 2012.  The decrease reflected a decrease in the average rate paid on deposits during the three months ended March 31, 2013 to 0.72% from 1.04% during the three months ended March 31, 2012 and a decrease in the average balance of deposits of $1.2 million, or 0.42%, to $288.1 million for the three months ended March 31, 2013 from $289.3 million for the three months ended March 31, 2012.

Net interest income was $2.9 million for the three months ended March 31, 2013 compared to $3.0 million for the same period in 2012.  The net interest margin for the three months ended 2013 was 3.22%, down 9 basis-points from 3.31% for the three months ended March 31, 2012.  This decrease in net interest margin is primarily reflective of the decrease in the yield on our investment securities of 24 basis-points and to a lesser extent a decrease in the yield on our loan portfolio of 2 basis-points.  These decreases in average yields on loans and investments were partially offset by a 32 basis-point decrease in the average rate paid on interest bearing deposits. The decrease in the net interest margin for the three months ended March 31, 2013 as compared to the same period in 2012 is due to the continuing low interest rate environment.

Interest income decreased by $886,000 to $10.6 million for the nine months ended March 31, 2013 from $11.5 million for the nine months ended March 31, 2012.  The decrease was primarily the result of a decrease in the average yield on interest earning assets to 3.87% for the nine months ended March 31, 2013 from 4.22% for the nine months ended March 31, 2012, which offset the increase in the average balance of interest-earning assets to $366.4 million from $364.2 million for the same periods.  Interest expense decreased to $1.7 million for the nine months ended March 31, 2013 from $2.5 million for the nine months ended March 31, 2012.  The decrease reflected a decrease in the average rate paid on deposits during the nine months ended March 31, 2013 to 0.79% from 1.17% during the nine months ended March 31, 2012 and a decrease in the average balance of deposits of $440,000, or 0.15%, to $288.2 million during the nine months ended March 31, 2013 from $287.8 million during the nine months ended March 31, 2012.

Net interest income was $8.9 million for the nine months ended March 31, 2013 compared to $9.0 million for the same period in 2012.  The net interest margin for the nine months ended March 31, 2013 was 3.25%, down 4 basis-points from 3.29% for the nine months ended March 31, 2012.  This result reflected both a 9 basis-point decrease in the average yield earned on the loan portfolio and a 20 basis-point decrease on the average yield earned on the investment portfolio.  These decreases in average yields on loans and investments were partially offset by a 38 basis-point decrease in the average rate paid on interest bearing deposits.  The decrease in the net interest margin for the nine months ended March 31, 2013 as compared to the same period in 2012 is due to the continuing low interest rate environment.

Noninterest income for the three months ended March 31, 2013 was $88,000 compared with $58,000 for the same period in 2012; the increase was primarily related to an increase in other noninterest income of $55,000.  Noninterest income increased by $9,000 to $222,000 for the nine months ended March 31, 2013 from $213,000 for the nine months ended March 31, 2012.  The increase was primarily related to an increase in gain on sales of real estate of $19,000 and an increase in other noninterest income of $62,000 for the nine months ended March 31, 2013 as compared with the same period in 2012.  The increase in other noninterest income is primarily related to gains recognized upon foreclosure of one-to-four residential real estate loans of $65,000 for the nine months ended March 31, 2013. These increases were offset, partially, by a decrease in gain on sales of securities of $75,000 for the nine months ended March 31, 2013 as compared with the same period in 2012.

Noninterest expense for the three months ended March 31, 2013 increased slightly by $9,000 for the three months ended March 31, 2013 over the same period in 2012.  The significant decrease in the provision for real estate owned and related expense of $188,000 for the three months ended March 31, 2013 was offset primarily by an increase in salary and employee benefits of $159,000, most of which is related to our equity incentive plans that were not in place during the three months ended March 31, 2012.  Noninterest expense for the nine months ended March 31, 2013 decreased by $300,000 to $4.0 million compared to $4.3 million for the same period in 2012.  The decrease in noninterest expenses was primarily related to a decrease of $471,000 in the provision for real estate owned and related expenses, a decrease of $55,000 in professional and supervisory fees, a decrease of $44,000 for data processing expenses, and a decrease of $59,000 in other noninterest expenses.  The decrease in our provision for real estate owned and related expenses is primarily attributable to a lower provision for real estate owned during the nine months ended March 31, 2013 of $4,000 compared with $337,000 during the nine months ended March 31, 2012 and to some extent a decrease in real estate owned related expenses.  The decrease in these expenses is a reflection of a decrease in the average balance of real estate owned for the nine months ended March 31, 2013 to $903,000 as compared with the average balance for the same period in 2012 of $1.9 million.  Additionally, we have seen some slight and continued improvement in residential real estate home values since the period ended in 2012.

We recorded a provision for loan losses of $180,000 for the three months ended March 31, 2013, compared with a provision of $82,000 for the three months ended March 31, 2012.  Net charge-offs for the three months ended March 31, 2013 were $299,000 compared to $0 for the three months ended March 31, 2012.  The provision for loan losses for the nine months ended March 31, 2013 was $257,000 compared with a provision of $224,000 for the nine months ended March 31, 2012.  Net charge-offs for the nine months ended March 31, 2013 were $367,000 compared to $155,000 for the nine months ended March 31, 2012.  The increase in our provision reflected the increase in our net charge offs for the three and nine months ended March 31, 2013 as compared to the same period in 2012.  Net charge offs for the three and nine months ended March 31, 2013 was primarily impacted by one large one-to-four family residential real estate loan charge off during the three months ended March 31, 2013 of $277,000.  Management believes that this charge off is not a reflection of our asset quality and is not indicative of a trend of increased loan losses.

Financial Condition at March 31, 2013 and June 30, 2012

Our nonperforming loans to total loans has decreased to 0.73% at March 31, 2013 from 0.91% at June 30, 2012, and our nonperforming assets to total assets has decreased to 0.78% at March 31, 2013 from 0.84% at June 30, 2012.  Our allowance for loan losses as a percentage of total loans was 0.33% at March 31, 2013 compared to 0.34% at June 30, 2012, and our allowance for loan losses as a percentage of nonperforming loans at March 31, 2013 was 44.62% compared to 37.2% at June 30, 2012.

Our total assets decreased $2.9 million, or 0.78%, to $374.8 million at March 31, 2013 from $377.8 million at June 30, 2012.  A substantial portion of this decrease is reflected in the decrease in net loans of $22.9 million, or 9.2%, offset partially by an increase in securities available-for-sale of $20.3 million, or 31.5%.  We continue to deploy funds from loan repayments and payoffs to purchase high-quality investment securities, which we have classified as available-for-sale.  The continued decrease in outstanding loans reflects the continued decrease of loan demand in our market area.  Our total deposits increased modestly by $416,000 to $293.8 million at March 31, 2013 from $293.4 million at June 30, 2012.  Total equity decreased to $79.2 million at March 31, 2013 compared with $83.0 million at June 30, 2012.  The decrease in total equity is the result of the repurchase of 352,550 shares of treasury stock for $5.5 million and the payment of dividends of $1.8 million, offset partially by net income of $3.0 million and other comprehensive income of $178,000 for the nine months ended March 31, 2013.

Cash Dividend Declared

The Company’s Board of Directors declared $0.10 per share cash dividends on its common stock on January 27, 2013.  Dividends were paid to stockholders of record as of February 7, 2013.  Total dividends paid for the three months ended March 31, 2012 were $626,000.  Total dividends paid during the nine months ended March 31, 2013 were $1.8 million.

Stock Repurchase Program

During the three months ended March 31, 2013, the Company repurchased 189,350 shares of its common stock at a weighted average purchase price of $15.54 per share pursuant to authorized stock repurchase programs approved by the Board of Directors.  During the nine months ended March 31, 2013, the Company repurchased a total of 352,550 shares of common stock at a weighted average purchase price of $15.54 per share pursuant to authorized repurchase programs approved by the Board of Directors.  On March 15, 2013, the Board of Directors approved another stock repurchase program, authorizing the Company to repurchase up to 175,000 shares of its common stock.  The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital.

The Company had previously purchased all of the authorized shares of its common stock under the previous stock repurchase programs, and all previous stock repurchase programs have been terminated at March 31, 2013.  No other stock repurchase programs remain in effect except for the program approved on March 15, 2013.

About Oconee Federal

Oconee Federal Financial Corp. (NASDAQ Capital Market: OFED) is the holding company of Oconee Federal Savings and Loan Association.  Oconee Federal Savings and Loan Association is a federally chartered savings and loan association founded in 1924 and headquartered in Seneca, South Carolina.  Oconee Federal Savings and Loan Association is a community oriented financial institution operating four full-service branch locations in Oconee County, South Carolina.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company’s and the Association’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company and Association undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.

Investor/Media Contact:

Curtis T. Evatt

Chief Financial Officer

Oconee Federal Financial Corp.

201 East North Second Street

Seneca, South Carolina

864-882-2765

Oconee Federal Financial Corp.

Selected Financial Information

	March 31	June 30,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Financial condition data:
Total assets	$374,805	$377,753
Investment securities	92,987	73,273
Loans receivable, net	226,939	249,832
Deposits	293,784	293,368
Total equity	79,207	82,984

	(Unaudited)
Condition ratios:
Total equity to total assets	21.13%	21.97%
Total capital to risk weighted assets	44.91%	45.25%
Tier I capital to risk weighted assets	44.44	44.74
Tier I capital to adjusted total assets	19.17	19.94

Total nonperforming loans to total loans	0.73%	0.91%
Total nonperforming assets to total assets	0.78	0.84
Total nonperforming assets to loans and real estate owned	1.27	1.25
Allowance for loan losses as a percentage of total loans	0.33	0.34
Allowance for loan losses as a percentage of nonperforming loans	44.62	37.23

	For the Three Months Ended				For the Nine Months Ended
	March 31		March 31		March 31		March 31
	2013		2012		2013		2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Operating data:
Interest and dividend income	$3,451		$3,781		$10,633		$11,519
Interest expense	513		747		1,706		2,535
Net interest income	2,938		3,034		8,927		8,984
Provision for loan losses	180		82		257		224
Non-interest income	88		58		222		213
Non-interest expenses	1,437		1,428		4,034		4,334
Income before income taxes	1,409		1,582		4,858		4,639
Income taxes	559		634		1,885		1,821
Net income	$850		$948		$2,973		$2,818
Basic net income per share	$0.14		$0.16		$0.49		$0.46
Diluted net income per share	$0.14		$0.16		$0.48		$0.46
Dividends declared per share	$0.10		$0.10		$0.30		$0.20

	(Unaudited)
Performance ratios:
Return on average assets	0.92%		1.01%		1.05%		1.00%
Return on average equity	4.28		4.74		4.82		4.66
Interest rate spread	3.06		3.09		3.08		3.05
Net interest margin	3.22		3.31		3.25		3.29
Average interest-earning assets to average interest-bearing liabilities	1.27	x	1.27	x	1.27	x	1.27	x